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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of American Asset Advisers Trust, Inc. on Form S-11 of our report dated March 12, 1996 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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    DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 12, 1996